Exhibit 21.1

Subsidiaries List (as of 12/31/2009)

Name:	Percent Owned by SST:
SST RG, LLC	SST-100% sole membership interests
SST Japan K.K.	100% owned by SST
Silicon Storage Technology Limited (UK)	100% owned by SST
SST Communications Corporation	100% owned by SST
SST Communications, Ltd.	100% owned by SST Communications Corporation
SST International Limited	100% owned by SST
SST International Limited 1	100% owned by SST International Limited
SST International Limited 2	100% owned by SST International Limited
SST International Limited 3	100% owned by SST International Limited
SSTI Taiwan Ltd.	100% owned by SST International Limited
SST Korea Ltd.	Owned by SST International Limited
SST International Macao Commercial Offshore Company Limited	100% owned by SST International Limited
SST China Holding Ltd.	100% owned by SST International Limited
SST China Ltd.	100% owned by SST China Holding Limited
Silicon Storage Technology Taiwan Ltd.	100% owned by SST International Limited
SST Singapore Pte. Ltd.	100% owned by SST International Limited